                                                                     EXHIBIT 4.9

                                ESCROW AGREEMENT


     THIS ESCROW AGREEMENT (this "Agreement") dated October 17, 1996 is entered into by and among Digital Video Systems, Inc., a Delaware corporation ("Digital"), the Shareholders listed in Schedule A hereto (the "Shareholders") and American Stock Transfer & Trust Company, as escrow agent hereunder (the "Escrow Agent").

                                   RECITALS:
                                   --------

     Pursuant to that certain Agreement and Plan of Reorganization dated October 17, 1996 (the "Reorganization Agreement") among Digital, Digital Video Acquisition Co., ViComp Technology, Inc. ("ViComp") and the Shareholders, ViComp has become a wholly owned subsidiary of Digital and the Shareholders have become shareholders of Digital.

     Section 2.13 of the Reorganization Agreement provides that an escrow fund shall be established to secure the Shareholders' obligations to indemnify Digital against certain Losses (the "Indemnification Fund").

     Accordingly, Digital, the Shareholders and the Escrow Agent have agreed to enter into this Agreement relating to the Indemnification Fund.

     NOW THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and adequacy of which the parties to this Agreement acknowledge, the parties agree as follows:

     1. The terms used in this Agreement shall have the meanings ascribed to them in the Reorganization Agreement.

     2. Pursuant to the terms and conditions of the Reorganization Agreement, 10% of the Digital Common Stock issued to each Shareholder (the "Escrow Shares") shall be delivered to the Escrow Agent. Liabilities and indemnification obligations arising under Section 2.13 and Article XI of the Reorganization Agreement for any Loss are payable to Digital from the Indemnification Fund containing all such Escrow Shares. The Indemnification Fund shall be held by the Escrow Agent upon the terms and conditions contained herein and shall be released by the Escrow Agent in accordance with this Agreement. The Escrow Agent agrees that it does not and shall not have any right of set-off or other rights or claims with respect to the Indemnification Fund.

     3. (a) The Escrow Agent, upon receipt of a certificate from Digital in substantially the form of Exhibit I attached hereto (a "Certificate of Instruction"), shall, not later than the business day next following its receipt of such Certificate of Instruction, give written notice to the Shareholders of its receipt, together with a copy of such Certificate of Instruction.

          (b) If the Escrow Agent (i) does not, within thirty (30) days after it has given such notice to the Shareholders, receive from the Shareholders a certificate in substantially the form of Exhibit II attached hereto (an "Objection Certificate") in respect of the Certificate of Instruction to which such notice relates or (ii) has received such an Objection Certificate within such thirty (30) days and has thereafter received a copy of an award of a mediator or arbitrator pursuant to Section 3(c) of this Agreement to the effect that the Owed Amount (as defined in the Certificate of Instruction) referred to in such Certificate of Instruction (or a specified portion thereof) is a Loss against which Digital may apply the Indemnification Fund, then the Escrow Agent shall, on the business day next following the expiration of such thirty (30) days or the receipt by the Escrow Agent of a copy of such award, as applicable, release to Digital from the Indemnification Fund that number of Escrow Shares (pro rata on behalf of each Shareholder so liable in respect of that Loss) as in
 --- ----
the aggregate equals the applicable Owed Amount and is hereby authorized and empowered to execute stock powers on behalf of the Shareholders with respect to the Escrow Shares in connection with such release. For purposes of such indemnification only, the Escrow Shares shall be valued at $8.00 for each such Escrow Share.

          (c) Upon receipt of an Objection Certificate, the Escrow Agent shall, not later than the business day next following receipt thereof, give written notice to Digital of its receipt together with a copy of the Objection Certificate. In the event that the Shareholders and Digital are unable to resolve any dispute with respect to an Owed Amount, such dispute shall be referred to arbitration as provided in paragraph 11 hereof.

          (d) Upon receipt by the Escrow Agent of a copy of an award of an arbitrator to the effect that the Owed Amount (or a specified portion thereof) referred to in a Certificate of Instruction in respect of which the Escrow Agent had received an Objection Certificate is not a Loss against which the Indemnification Fund may be applied, such Certificate of Instruction (or such specified portion of the Owed Amount set forth therein) shall be canceled.

          (e) If the Escrow Agent receives any dividends or other distributions with respect to the Escrow Shares, it shall promptly pay over such amounts to the Shareholders entitled thereto.

     4. (a) On the earlier of (i) June 30, 1998 or (ii) the date of filing with the SEC of Digital's annual report on Form 10K for the year ended March 31, 1998, the Escrow Agent shall release to the Shareholders (on a pro rata basis unless any Loss has occurred in
                                  --- ----
respect of any one or more Shareholder's Escrow Shares in which event the release shall be adjusted to recognize such Loss) all of the Escrow Shares in the Indemnification Fund that have not been applied against Losses. Upon release by the Escrow Agent to the Shareholders pursuant to this Section 4 of the balance remaining in the Indemnification Fund and upon notice to Digital's transfer agent removing any stop transfer orders in effect in respect of the Escrow Shares, this Agreement shall automatically terminate.

     5.   No Pledge of Escrow Shares; Further Assurances.
          ----------------------------------------------

          (a) Each Shareholder agrees that during the term of this Agreement, it will not sell, transfer, hypothecate, negotiate, pledge, assign, encumber or otherwise dispose of any or all of the Escrow Securities, unless and until such disposition is (i) proposed in connection with an agreement by which Digital is to be acquired or merged into another entity, and (ii) approved by a vote of the holders of at least 80% of the votes cast, in person or by proxy, by holders of Digital's common stock eligible to vote on such matter. The restriction shall not be applicable to transfer upon death or by operation of law; to family members of such Shareholder or to any trust for the benefit of such Shareholder, provided that such transferee agrees to be bound by the provisions of this Agreement, or to Digital, provided that the consideration, if any, paid by Digital for Escrow Shares transferred to Digital does not exceed the consideration, if any, paid by such Shareholder for such securities.

     6.   Legends.  Each of the certificates representing the Escrow Shares
          -------
shall bear legends to the following effect, as well as any other legends required by applicable law:

     (i) "The sale, transfer, hypothecation, negotiation, pledge, assignment, encumbrance or other disposition of the shares evidenced by this certificate are restricted by and are subject to all of the terms, conditions and provisions of a certain Escrow Agreement entered into among Digital Video Systems, Inc. and the Shareholders named therein, dated as of October 17, 1996, a copy of which may be obtained from the Secretary of Digital Video Systems, Inc. No transfer, sale or other disposition of these shares may be made unless specific conditions of such agreement have been satisfied."

     (ii) "The shares evidence by this certificate have not been registered under the Securities Act of 1933, as amended. No transfer, sale or other disposition of these shares may be made unless a registration statement with respect to these shares has become effective under said act, or the Company has been furnished with an opinion of counsel satisfactory in form and substance to the Company that such registration is not required."

Upon execution of this Agreement, the Escrow Agent shall direct the transfer agent for Digital to place stop transfer orders with respect to the Escrow Shares and to maintain such orders in effect until the occurrence of any of the events in Section 4 hereof.

     7. The duties and obligations of the Escrow Agent shall be determined solely by the provisions of this Agreement, and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement. In furtherance and not in limitation of the foregoing:

          (i) the Escrow Agent shall be fully protected in relying in good faith upon any written certification, notice, direction, request, waiver, consent, receipt or other document that the Escrow Agent believes to be genuine and duly authorized, executed and delivered;

          (ii) the Escrow Agent shall not be liable for any error of judgment, or for any act done or omitted by it, or for any mistake in fact or law, or for anything that it may do or refrain from doing in connection therewith; provided, however, that notwithstanding any other provision of this Agreement, the Escrow Agent shall be liable for its willful misconduct or gross negligence;

          (iii) the Escrow Agent may seek the advice of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the opinion of such counsel;

          (iv) in the event that the Escrow Agent shall in any instance in good faith be uncertain as to its duties or rights hereunder, it shall be entitled to refrain from taking any action in that instance and its sole obligation, subject to those of its duties hereunder as to which there is no such uncertainty, shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by each of the Shareholders and Digital or by a final order or judgment of a court of competent jurisdiction; and

          (v) the Escrow Agent shall not be required to institute legal proceedings of any kind and shall not be required to initiate or defend any legal proceedings which may be instituted against it in respect of the subject matter of these instructions.

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     8.  The Shareholders and Digital hereby agree to jointly and severally indemnify the Escrow Agent for, and to hold it harmless against any loss, liability or expense arising out of or in connection with this Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability, except in those cases where the Escrow Agent has been guilty of gross negligence or willful misconduct. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

     9. Following the deposit of the Escrow Shares into escrow, the Indemnification Fund shall constitute an absolute limit on the obligation of the Shareholders to indemnify and hold Digital harmless under this Reorganization Agreement, except to the extent claims for indemnification are made with respect to Sections 3.4, 3.8(b), (c), 3.23 and 3.28, which are not so limited. The Shareholders shall not be liable for indemnification under this Agreement except in the event the aggregate amount of all Losses exceeds $50,000.

     10. The Escrow Agent is entitled to its reasonable fees and costs as set forth in Schedule B. Such fees and costs shall be divided equally between Digital (as to 50%) and the Shareholders (pro rata as to 50%).
                                          --- ----

     11. Digital and the Shareholders agree that if any dispute arises pursuant to this Escrow Agreement or any Certificate of Instruction or Certificate of Objection, then in such event the dispute shall be submitted to binding arbitration in accordance with the rules of the American Arbitration Association, with such arbitration to be held in San Jose, California. The results, determination, finding, judgment or award rendered through such arbitration, shall be final and binding on each of the parties thereto and not subject to appeal or review.

     12. Digital and the Shareholders severally agree to provide the Escrow Agent with all instruments and documents within their respective powers to provide which may be necessary for the Escrow Agent to perform its duties and responsibilities hereunder.

     13. Any notices or other communication required or permitted under this Agreement shall be in writing and shall be delivered personally, telegraphed, telexed sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, four (4) days after the date of deposit in the United States mails, as follows:

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          (a)  If to Digital to:

               Digital Video Systems, Inc.
               2710 Walsh Avenue
               Santa Clara, CA  95051
               Fax:  (408) 727-1770

               with a copy to:

               Troy & Gould Professional Corporation
               1801 Century Park East, 16th Floor
               Los Angeles, CA  90067-2367
               Fax:  (310) 201-4746
               Attn:  Sanford J. Hillsberg, Esq.

          (b) If to any Shareholder, to their respective addresses set forth opposite each Shareholder's name on the signature pages hereto;


               with a copy to:

               Heller Ehrman White & McAuliffe
               525 University Avenue
               Palo Alto, CA  94301-1900
               Fax:  (415) 324-0638
               Attn:  Matthew P. Quilter, Esq.

          (c)  If to Escrow Agent to:

               American Stock Transfer & Trust Company
               40 Wall Street
               New York, New York
               Attn:  Donna Ansbro

Any party may, by notice given in accordance with this Section to the other parties, designate another address or person for receipt of notices hereunder.

     14. The Escrow Agent may at any time resign hereunder by giving written notice of its resignation to the parties hereto at their addresses set forth in this Agreement, at least ten (10) business days prior to the date specified for such resignation to take effect. Upon the effective date of such resignation, all property then held by the Escrow Agent hereunder shall be delivered by it to such person as may be designated in writing by each of the other parties hereto, whereupon all the Escrow Agent's obligations hereunder shall, except as hereinafter provided, cease and terminate. If no such person shall have been so designated by such date, all obligations of the Escrow Agent hereunder shall nevertheless, except as hereinafter provided, cease and terminate. The Escrow Agent's sole responsibility thereafter shall be to keep safely all property then held by it and to deliver the same to a person designated by each of the other parties hereto or in accordance with the directions of a final order or judgment or a court of competent jurisdiction.

     15. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of California.

     16. The obligations of the parties hereto (including the Escrow Agent) are unique in that time is of the essence, and any delay in performance hereunder by any party will result in irreparable harm to the other parties hereto. Accordingly, any party may seek specific performance and/or injunctive relief before any court of competent jurisdiction in order to enforce this Agreement or to prevent violations of the provisions hereof, and no party shall object to specific performance or injunctive relief as an appropriate remedy. The Escrow Agent acknowledges that its obligations, as well as the obligations of the Shareholders and Digital hereunder, are subject to the equitable remedy of specific performance and/or injunctive relief.

     17. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument executed by all of the parties, or in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power, or privilege. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

     18. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns and legal representatives. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

     19. In the event that attorneys' fees or other costs are incurred to secure performance of any of the obligations herein provided for, or to establish damages for the breach thereof, or to obtain any other appropriate relief, whether by way of prosecution or defense, in arbitration or litigation (but not in mediation), the prevailing party as determined by the relevant court or arbitrator shall be entitled to recover reasonable attorneys' fees and costs (as determined by the relevant court or arbitrator) incurred therein.

     20. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Counterpart signature pages may be executed and delivered pursuant to facsimile transmission.

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     IN WITNESS WHEREOF, the parties have duly executed this Agreement on the day and year first above written.


                                    DIGITAL VIDEO SYSTEMS, INC.


                                    By:____________________________________

                                    Its:___________________________________


                                    AMERICAN STOCK TRANSFER & TRUST COMPANY


                                    By:____________________________________

                                    Its:___________________________________


                                    SHAREHOLDERS:



                                    By:____________________________________

                                    _______________________________________
                                    Print Name

                                    _______________________________________

                                    _______________________________________
                                    Address


                                    By:____________________________________

                                    _______________________________________
                                    Print Name

                                    _______________________________________

                                    _______________________________________
                                    Address


                                    By:____________________________________

                                    _______________________________________
                                    Print Name

                                    _______________________________________

                                    _______________________________________
                                    Address
                                    By:____________________________________

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                                    _______________________________________
                                    Print Name

                                    _______________________________________

                                    _______________________________________
                                    Address


                                    By:____________________________________

                                    _______________________________________
                                    Print Name

                                    _______________________________________

                                    _______________________________________
                                    Address


                                    By:____________________________________

                                    _______________________________________
                                    Print Name

                                    _______________________________________

                                    _______________________________________
                                    Address

                                                                       EXHIBIT I


                           CERTIFICATE OF INSTRUCTION

                                       TO


                         -----------------------------,

                                as Escrow Agent


     The undersigned, DIGITAL VIDEO SYSTEMS, INC., a Delaware corporation ("Digital"), pursuant to Section 3 of the Escrow Agreement dated as of ______________ (the "Escrow Agreement"), by and among Digital and certain shareholders indicated therein (the "Shareholders") and you as the Escrow Agent (terms defined in the Escrow Agreement have the same meanings when used herein), hereby:

          (a) certifies that (i) $______________ (the "Owed Amount") has been incurred by Digital as Losses against which Digital may apply the Indemnification Fund pursuant to the Escrow Agreement and (ii) Digital has given the Shareholders written notice of such Losses and its intent to apply the Indemnification Fund against such Losses, which written notice sets forth in reasonable detail the facts giving rise to the liability for such payment; and

          (b) instructs you to release to Digital from the Indemnification Fund the number of Escrow Shares equal in value to the Owed Amount, as provided in Section 3 of the Escrow Agreement.


                                    DIGITAL VIDEO SYSTEMS, INC.


                                    By:_______________________________

                                    Its:______________________________

Dated:________________________

                                                                      EXHIBIT II


                             OBJECTION CERTIFICATE

                                       TO


                         -----------------------------,

                                as Escrow Agent




     The undersigned, ____________________________ (either individually or collectively the "Shareholders"), pursuant to Section 3 of the Escrow Agreement dated as of _______________, 1996 (the "Escrow Agreement"), by and among DIGITAL VIDEO SYSTEMS, INC. ("Digital"), the Shareholders and you as the Escrow Agent, hereby:

          (a) certifies that (i) the Owed Amount (or a portion thereof if such portion is specified in a schedule attached hereto detailing such lesser amount) referred to in the certificate to you of Digital dated ______________, is not a Loss against which Digital may apply the Indemnification Fund in accordance with the Escrow Agreement and (ii) the undersigned has delivered to Digital a written statement dated ______________, setting forth in reasonable detail the facts supporting the statement contained in clause (i) above; and

          (b) object to your making payment to Digital of such contested amount as provided in such certificate of Digital and detailed herein.



Dated:________________________





                                    By:_________________________________

                                   SCHEDULE A


          James W. Kirkpatrick, Jr.

          Lish Chen

          Michael Mruzik

          Mihailo Stojancic

          Tai Sato

          Francis Hung

                                   SCHEDULE B

                                      FEES


     The Escrow Agent shall be entitled to a fee of $500.00 payable on the effective date of the Agreement for its services rendered under the Agreement. In the event the Agreement is terminated prior to the termination date provided therein, no refund or rebate of such payment shall be due.